Innodata Reports First Quarter 2013 Results

NEW YORK – April 25, 2013 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2013.

•	Total revenue was $16.9 million in the first quarter of 2013, an 11% sequential decline from $19.0 million in the fourth quarter of 2012 and a 33% decline from $25.1 million in the first quarter of 2012.

•	Net earnings for the first quarter of 2013 were $0.3 million, or $0.01 per diluted share, compared with net earnings of $0.7 million, or $0.03 per diluted share, in the fourth quarter of 2012. Net earnings in the first quarter of 2012 were $3.4 million, or $0.13 per diluted share.

•	Cash, cash equivalents and investments were $30.7 million as of March 31, 2013, compared to $28.5 million as of December 31, 2012. As of March 31, 2013, the Company had no debt, and stockholders’ equity was $50.8 million.

Jack Abuhoff, the Company's Chairman and CEO, said, “Among the highlights of our content services work this quarter are the continued expansion of both our foreign language and interactive e-book capabilities and a successful project to help a major customer launch its Japanese e-book store. The decline in revenue for the quarter, which was expected, reflects the fluctuations of a project-based business. Our relationships and reputation with leading companies in our industry continue to strengthen, positioning us to take on large projects that can move revenue quickly in the opposite direction.

“From a strategic perspective and for the benefit of our public investors, we are investing significantly in building our new IADS segment and its Synodex medical data analytics subsidiary which we believe may provide more predictable revenue. In 2012, we invested about $9.5 million in Synodex consisting of $7.5 million in operating expenses and $2.0 million in capital expense, and our net earnings for the first quarter takes into account $1.1 million of Synodex pre-operating cost, net of revenue. After about six months of marketing, we have a significant “pipeline” of active prospects for our Synodex business, which includes several of the largest insurance and reinsurance companies. Even more importantly, we announced earlier this month that one of our first quarter pilots resulted in a two-year contract with a Fortune 1000 company. With a large addressable market, we believe this win is a proof of concept and a powerful indication that meaningful revenue may lie in front of us.”

Abuhoff added, “We are forecasting second quarter revenue to be in a range of $15.5 million to $17 million.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-417-8516 (Domestic)

1-719-457-2627 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 7761757

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading provider of business process, information technology and professional services to publishers, information providers, and other enterprises that are focused on digital enablement. Clients include leading media, publishing and information services companies, as well as enterprises that are prominent in information technology, manufacturing, aerospace, defense, financial services, government, healthcare, insurance, intelligence, manufacturing and law.

Recent Innodata honors include Content Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that contracts could be terminated by customers, projected or committed volumes of work may not materialize; that our Innodata Advanced Data Solutions segment has not reported any substantial revenues to date and is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the contracts with our customers and the ability of customers to reduce, delay or cancel projects; continuing Content Services revenue concentration in a limited number of customers; continuing Content Services reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

We undertake no obligation to update or review any guidance or changes in status of customer contracts, client relationships, or other forward-looking information, whether as a result of new information, future developments or otherwise. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

or

Media Contact

Stanley or Andrew Berger

SM Berger & Company

(216) 464-6400

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2013	2012

Revenues	$16,903	$25,136

Operating costs and expenses:
Direct operating expenses	12,791	16,105
Selling and administrative expenses	4,624	5,400
Interest income, net	(140)	(91)
Total	17,275	21,414
Income (loss) before income taxes	(372)	3,722
Provision for (benefit from) income taxes	(475)	908
Net income	103	2,814
Loss attributable to non-controlling interests	213	618
Net income attributable to Innodata Inc. and
Subsidiaries	$316	$3,432

Income per share attributable to
Innodata Inc. and Subsidiaries:
Basic	$0.01	$0.14
Diluted	$0.01	$0.13
Weighted average shares outstanding:
Basic	24,880	24,459
Diluted	25,671	25,974

Net income attributable to
Innodata Inc. and Subsidiaries	$316	$3,432
Pension liability adjustment, net of taxes	18	8
Change in fair value of derivatives, net of taxes	(9)	693
Comprehensive income attributable to
Innodata Inc. and Subsidiaries	$325	$4,133

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$27,147	$25,425
Short term investments - other	3,592	3,091
Accounts receivable, net	10,240	14,317
Prepaid expenses and other current assets	2,572	2,561
Deferred income taxes	1,241	1,104
Total current assets	44,792	46,498
Property and equipment, net	11,527	10,656
Other assets	3,363	3,504
Deferred income taxes	5,625	4,848
Goodwill	675	675
Total assets	$65,982	$66,181
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,288	$4,100
Accrued salaries, wages and related benefits	5,569	6,584
Income and other taxes	2,229	2,155
Current portion of long-term obligations	643	818
Deferred income taxes	41	57
Total current liabilities	12,770	13,714
Deferred income taxes	186	182
Long-term obligations	3,625	3,374
Non-controlling interests	(1,426)	(1,598)
STOCKHOLDERS' EQUITY	50,827	50,509
Total liabilities and stockholders’ equity	$65,982	$66,181